                                                                   EXHIBIT 10.16

                          EXECUTIVE SEVERANCE AGREEMENT

         THIS AGREEMENT is entered into this 29th day of March, 2005, by and between MSX International, Inc., a Delaware corporation (the "Company"), and Robert Netolicka ("Executive").

                                   WITNESSETH

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

         WHEREAS, Executive currently serves as Chief Executive Officer and President of the Company;

         WHEREAS, the Board, as defined herein, has determined that it is in the best interests of the Company and its stockholders to secure Executive's continued services and to ensure Executive's continued and undivided dedication to his duties; and

         WHEREAS, the parties hereto desire to set forth the terms relating to, among other things, payments to Executive upon a termination of the employment of Executive during the Term (as defined in Section 7) of this Agreement; and

         WHEREAS, the Board has authorized the Company to enter into this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

         1. Definitions: As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person including, without limitation, any employee of such Person, The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means (i) Executive's gross negligence or willful misconduct which results in material harm to the Company, (ii) failure by Executive to observe, perform or fulfill any material duties or obligations to the Company following written notice from the Board describing such failure and providing for a reasonable opportunity to cure, (iii) Executive's misappropriation of Company's funds, or (iv) if Executive shall be convicted of any felony offense or any non-felony offense (for which no appeal is sought or for which any such appeal is unsuccessful) which, in the reasonable opinion of the Board, reflects negatively on the moral and ethical values of the Company.

                  (d) "Date of Termination" means (1) the effective date on which Executive's employment by the Company terminates as specified in a prior written notice by the Company or Executive, as the case may be, to the other, delivered pursuant to Section 9, or (2) if Executive's employment by the Company terminates by reason of death, the date of death of Executive.


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                  (e) "Good Reason" means the occurrence of any of the following events without Executive's express written consent:

                           (1) a breach by the Company of any provision of this Agreement;

                           (2) a reduction in Executive's rate of annual base salary or annual bonus opportunity as in effect immediately prior to the Date of Termination; or

                           (3) any requirement that Executive (i) be based anywhere more than fifty (50) miles from the facility where Executive is located immediately prior to the Date of Termination or (ii) travel on Company business to an extent that requires extended, overnight travel which is substantially greater than the travel obligations of Executive immediately prior to the Date of Termination.

                  (f) "Nonqualifying Termination" means a termination of Executive's employment (1) by the Company for Cause, (2) as a result of Executive's death, (3) by the Company due to Executive's Permanent Disability or
(4) voluntarily by Executive for any reason other than Good Reason.

                  (g) "Permanent Disability" means Executive is unable to perform, in the written opinion of a medical doctor mutually agreed to by the Company and by Executive or his legal representative (and if the Company and Executive are unable to agree upon a medical doctor, a third doctor selected by the doctor selected by the Company and the doctor selected by Executive or his legal representative), by reason of physical or mental incapacity, his duties or obligations under this Agreement, for a period of one hundred twenty (120) consecutive calendar days or a total period of two hundred ten (210) calendar days in any three hundred sixty (360) calendar day period.

                  (h) "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, a governmental entity, or any department, agency or political subdivision thereof, or any other entity.

                  (i) "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

         2. Payments Upon Termination of Employment. If during the Term (as defined in Section 7) of this Agreement the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, the Company shall pay to Executive his base salary through the Date of Termination, to the extent not theretofore paid. In addition, if Executive agrees within one (1) week after such termination to execute a release, in the same form as attached hereto as Exhibit A, with respect to all tort and contract claims, as well as claims brought under all applicable federal, state or local statutes, laws, regulations or ordinances, then the Company shall pay to Executive (or Executive's beneficiary or estate) within thirty (30) calendar days after the Company's receipt of the signed release (and upon the expiration of any revocation rights in the release), as compensation for services rendered to the Company, an amount (the "Severance Payment") equal to the sum of:

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                  (a) Two times Executive's annualized base salary in effect immediately prior to the Date of Termination; and

                  (b) Two times Executive's annual bonus, if any, for the fiscal year prior to when Executive's Date of Termination occurs.

         Any amount paid pursuant to this Section 2 shall be in lieu of any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any employment agreement or under any severance plan or policy of the Company during the Term (as defined in Section 7) of this Agreement. The Company shall pay Executive the Severance Payment in equal installments over a two (2) year period consistent with the Company's then-existing payroll schedule.

         3. Withholding Taxes. The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

         4. Insurance. The Company hereby agrees that, during the Term of this Agreement, it will maintain (a) life insurance coverage for Executive in an amount equal to the Severance Payment, and (b) disability insurance coverage for Executive in an amount equal to the Severance Payment, if obtainable at reasonable cost to the Company.

         5. Confidential Information. Executive agrees that he will not disclose any Confidential Information of the Company, its Subsidiaries and/or Affiliates that came into his knowledge during his employment by the Company without the prior written consent of the Company. "Confidential Information" means any data or information that the Company treats as confidential, that is valuable to the Company and that is not known to the public or to vendors or to competitors of the Company, its Subsidiaries or Affiliates. In the event Executive's employment with the Company is terminated for any reason during the term of this Agreement, Employee will promptly deliver to the Company all copies of all materials of any nature belonging to the Company, its Subsidiaries or Affiliates, and Employee will not take with him any such materials or reproductions thereof (in whole or in part) or any proprietary information of the Company, its Subsidiaries or Affiliates in tangible form.

         6. Non-Competition; Non-Solicitation. Executive hereby agrees that in consideration of Employee's covenants, obligations and agreements in this
Section 6, Employee shall receive from the Company the payments set forth in
Section 2 hereof. Executive acknowledges and recognizes the highly competitive nature of the Company's business, and that his duties hereunder justify restricting his further employment following any termination of employment hereunder; accordingly, Executive agrees that so long as Executive is employed by the Company, and for a period of one year following the termination of Executive's employment with the Company for any reason Executive, except when acting on behalf of or for the benefit of the Company and at the direction of the Company, will not personally, directly or through subterfuge:

                  (a) Induce or solicit any employee of the Company (i) to interfere with the business of the Company, or (ii) to discontinue his or her employment with the Company;

                  (b) Induce or solicit any customers, agents or other sources of distribution of Company business under contract or doing business with the Company to terminate, reduce, alter or divert business with or from the Company; or

                  (c) Compete with the Company, directly or indirectly, or participate in any manner or capacity as an officer, principal, advisor, agent, partner, director, stockholder, employee or consultant in any business that develops or offers, directly or through Affiliates, any type of products or services that are similar to or competitive in any respect with those offered by the Company. Ownership by Executive, for investment purposes only, of less than 2% of any class of securities of a corporation if said securities are listed on a national securities



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exchange or registered under the Securities Exchange Act of 1934, as amended, shall not constitute a breach of the foregoing covenant. For purposes of this
Section 6, the term "Company" shall include the Company and any Subsidiary or Affiliate thereof. The provisions of this Section 6 shall apply in all states of the United States. If for any reason any court of competent jurisdiction shall find the provisions of this Section 6 unreasonable, the prohibitions herein contained shall be restricted to such terms as such court determines to be reasonable. Such restriction shall apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made.

         Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Sections 5 and 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond unless required by applicable law) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.

         7. Termination of Agreement. This Agreement shall be effective on the date hereof and shall continue until the first to occur of (a) termination of Executive's employment as Chief Executive Officer and President of the Company, or (b) a Nonqualifying Termination. The effective period of this Agreement is referred to herein as the "Term."

         8. Successors; Binding Agreement.

                  (a) This Agreement shall not be terminated by any merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any Subsidiary of the Company (a "Business Combination"). In the event of any Business Combination, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the Person to which such assets are transferred (the "Surviving Company") and such Surviving Company shall be treated as the Company hereunder.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die and, under the terms of this Agreement, any payment would be required to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such Person or Persons appointed in writing by Executive to receive such amounts or, if no Person is so appointed, to Executive's estate.

         9. Notice.

                  (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) business days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:      At the last known address shown in
                                            the Company's personnel records

                  If to the Company:        MSX International, Inc.
                                            275 Rex Boulevard
                                            Auburn Hills, MI 48236
                                            ATTN:
                                                  ---------------------


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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                  (b) A written notice of Executive's Date of Termination by the
Company to Executive shall (1) indicate the specific termination provision in this Agreement relied upon, (2) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (3) specify the termination date. The failure by the Company to set forth in such notice any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstances in enforcing the Company's rights hereunder.

         10. Full Settlement. Payment by the Company of its obligations hereunder and performance of the Company's other obligations hereunder shall be in lieu and in full settlement of all other severance obligations to Executive under any severance or employment agreement between Executive and the Company, any Subsidiary of the Company Group and any Affiliate of the Company, excluding any other benefits specifically provided by the Company to Executive, if any, as approved by the Board. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

         11. Governing Law, Validity. The interpretation, construction and performance of this agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which other provisions shall remain in full force and effect.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         13. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, Executive's estate or Executive's beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, Executive's estate or Executive's beneficiaries under any other employee benefit plan or compensation program of the Company.

         14. Scope of Agreement. Nothing in this Agreement shall be deemed to entitle Executive to continued employment with the Company or its Subsidiaries.


                                      -5-
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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement as of the day and year first above written.

MSX INTERNATIONAL, INC.                          EXECUTIVE:


By:  /s/ Frederick K. Minturn                    /s/ Robert Netolicka
     ------------------------                    --------------------
     Name:  Frederick K. Minturn                 Robert Netolicka
     Title:  Executive Vice President and
               Chief Financial Officer



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                               EXHIBIT A - RELEASE

         THIS RELEASE (the "Release") is entered into by and between MSX International, Inc., a Delaware corporation (the "Company"), and Robert Netolicka ("Employee").

                                   WITNESSETH

         Employee and the Company are terminating their employment relationship, effective , , and desire to settle fully and finally all differences between them that may arise out of or relate to Employee's employment with the Company and all other claims Employee has or may have through the Effective Date of this Release; and

         NOW, THEREFORE, in consideration of this recital, the agreements, warranties, and representations contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties to this Release hereby agree as follows:

         1. Execution. Employee represents and warrants that he is competent to enter into this Release, is relying on independent judgment and the opportunity to seek the advice of legal counsel, and has not been influenced in making this Release by any representations made by or on behalf of the Company.

         2. Specific Consideration. In exchange for the release provided hereunder and other good and valuable consideration, and upon the execution of this Release, Employee shall be paid in accordance with that certain Executive Severance Agreement between Employee and the Company (or the Company's predecessor) dated March , 2005 ("Severance Agreement"), which payment includes all amounts, if any, which are owed to Employee pursuant to any agreement, plan or policy of the Company arising from a termination of the Employee, other than by reason of a Nonqualifying Termination, as defined in the Severance Agreement, if such amount has not been previously paid to Employee.

         Employee agrees that no further amount is or shall be due or claimed to be due from the Company and/or from any other person or entity released in paragraph 3 below except for any post-termination payment amounts owed to Employee pursuant to employee benefit plans qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), pursuant to the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA"), or any payments to or rights of Employee under the [Insert Company Retirement Plan and/or Equity Compensation Plan, if any (the "Equity Plan")], or any shareholder agreement relating to the Company to which Employee is a party.

         3. Release. In consideration of the payment provided for in paragraph 2 above and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Employee and his heirs, executors, administrators, agents, assigns, and any other representative or entity acting on his, her or their behalf; do hereby now and forever unconditionally release, discharge, acquit and hold harmless the Company, and any of its Affiliates or related companies, and any and all of its employees, directors, officers, shareholders, agents, administrators, assigns, and any other representative or entity acting on its behalf (collectively the "Released Parties"), from any and all claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness, and causes of action, of whatever kind or nature that existed from the beginning of time through the date he executes this Release, regardless of whether known or unknown, and regardless of whether asserted by Employee to date, other than any rights Employee may have pursuant to any indemnification of officers provided by the Company and any shareholder agreement relating to the Company to which Employee is a party.

         4. Enforcement. In the event of a default or breach of this Release, each party may pursue whatever legal or equitable remedies that may be available to such party to seek judicial enforcement of this Release, whether by injunction, specific performance, an action for damages or otherwise.

         5. Jurisdiction. The laws of the State of Delaware shall govern this Release, unless pre-empted by any applicable federal law.

         6. General. This Release may be signed in counterparts with the same force and effect as if signed in a single document. No provision of this Release may be modified or waived except by a written agreement signed by each of the parties hereto. This Release contains the entire agreement of the parties, and supersedes any and all prior or contemporaneous understandings, agreements, representations and/or promises, whether oral or written, which are not expressly set forth herein or expressly referred to herein.

         7. OWBPA Rights. Employee is advised to seek legal counsel regarding the terms of this Release. Employee acknowledges that he has either sought legal counsel or has consciously decided not to seek legal counsel regarding the terms and effect of this Release. Employee acknowledges that this Release releases only those claims which exist as of the date he executes this Release.

                  (a) Employee acknowledges that he may take up to a period of forty-five (45) days from the date of receipt of this Release within which to consider and sign this Release, but he may also choose to sign and return it earlier.

                  (b) Employee acknowledges that he will have seven (7) days from the date of signing this Release to revoke the Release in writing in its entirety ("Revocation Period"). Employee acknowledges that the Release will not become effective or enforceable until the Revocation Period has expired. In the event the Employee chooses to revoke this Release, within the Revocation Period, he will:

                           (i) Revoke the entire Release in a signed writing,
                  delivered to the following person on or before the seventh
                  (7th) day after he executed the Release:

                            -----------------------
                            -----------------------

                           (ii) Forfeit all severance payments rights that are
                  contemplated by this Release.

                  (c) The Effective Date of this Release shall be the eighth
(8th) day after the date Employee signs the Release, assuming the Employee has not properly revoked the Release in writing within the Revocation Period.

                  (d) Employee expressly acknowledges that the payments and the other consideration that he is receiving under the Release constitute material consideration for his execution of this Release, and represent valuable consideration to which he would not otherwise be entitled.



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         IN WITNESS WHEREOF, the undersigned have executed this Release on the date set forth below.

                                                EMPLOYEE:
Subscribed before me this the
          day of
---------        ----------,  -------           --------------------------------
                                                Signature of Employee

----------------------------                    --------------------------------
Notary Public                                   Printed Name of Employee

My commission expires:                          Date:
                                                     ---------------------------

----------------------------                    MSX INTERNATIONAL, INC.

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                Date:
                                                    ----------------------------




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